   As filed with the Securities and Exchange Commission on August 29, 1996.

                                                  Registration No. 333-_________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              -------------------

                                    FORM S-8

                              -------------------

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             SOUTHTRUST CORPORATION
             (Exact name of registrant as specified in its charter)

                DELAWARE                                          63-0574085
     (State or other jurisdiction of                           (I.R.S. Employer
     incorporation or organization)                          Identification No.)

          420 NORTH 20TH STREET
           BIRMINGHAM, ALABAMA                                      35203
(Address of Principal Executive Offices)                          (Zip Code)

                      STOCK OPTION PLAN FOR CONVERSION OF
                            PRIME BANK STOCK OPTIONS
                            (Full title of the plan)

                              -------------------

                               AUBREY D. BARNARD
                             420 NORTH 20TH STREET
                           BIRMINGHAM, ALABAMA  35203
                    (Name and address of agent for service)

                                 (205) 254-5000
         (Telephone number, including area code, of agent for service)

                                with a copy to:

                              C. LARIMORE WHITAKER
                          BRADLEY, ARANT, ROSE & WHITE
                             1400 PARK PLACE TOWER
                                2001 PARK PLACE
                           BIRMINGHAM, ALABAMA 35203
                                 (205) 521-8000


                        CALCULATION OF REGISTRATION FEE


========================================================================================================================
                 Title of                                         Proposed          Proposed maximum
              securities to                   Amount to be    maximum offering     aggregate offering       Amount of
              be registered                    registered      price per share            price         registration fee
- ------------------------------------------------------------------------------------------------------------------------
Common Stock, $2.50 par value:
  Prime Bank Stock Option Conversion Plan    24,960 shares         $12.13*            $302,764.80*          $104.41*
Rights to Purchase Series A Junior
Participating Preferred Stock:               11,094 rights
  Prime Bank Stock Option Conversion Plan
========================================================================================================================


* Calculated pursuant to Rule 457(h)(1), and sets forth the higher offering price produced for any participant, based upon an original option price of $11.65 for shares of common stock of Prime Bank divided by 0.96, the conversion ratio specified in the Merger Agreement pursuant to which the Stock Options were converted.

================================================================================

                                    PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

           The following documents filed by SouthTrust Corporation (the "Company") with the Securities and Exchange Commission are incorporated herein by reference as of their respective dates:

           (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and

           (2) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996, and the Company's Current Report on Form 8-K dated January 10, 1996.

           (3) The description of the Company's common stock, par value $2.50 per share (the "Common Stock"), appearing in the Company's Registration Statement on Form S-3 (Registration No. 33-61823), as amended, under the caption "DESCRIPTION OF CAPITAL STOCK - Description of Common Stock," as filed on August 15, 1995 pursuant to the Securities Act of 1933, as amended (the "Securities Act").

           All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part of the Registration Statement from the date of the filing of such documents.


ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

           The legality of the securities offered hereby has been passed upon by the firm of Bradley, Arant, Rose & White, counsel for the Company. As of September 30, 1995, the partners and associates of the firm of Bradley, Arant, Rose & White beneficially owned approximately 2,034,000 shares of Common Stock of the Company.


ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

           The Restated Certificate of Incorporation and the Restated and Amended Bylaws of the Company provide that the Company shall indemnify its officers, directors, employees, and agents to the extent permitted by the General Corporation Law of Delaware, which permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with any such action, suit or proceeding, if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The General Corporation Law of Delaware also provides that the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. The Company also maintains insurance coverage relating to certain liabilities of directors and officers.

ITEM 8.    EXHIBITS.

           The following Exhibits are filed as a part of the Registration
Statement:


    *4(a)  -   Certificate of Adoption of Resolutions designating Series A Junior Participating Preferred Stock, adopted February 22, 1989, which was filed as Exhibit 1 to SouthTrust Corporation's  Registration
               Statement on Form 8-A (File No. 1-3613).
    *4(b)  -   Stockholder's Rights Agreement, dated as of February 22, 1989, between SouthTrust Corporation and
               Mellon Bank, N.A., Rights Agent, which was filed as Exhibit 1 to SouthTrust Corporation's
               Registration Statement on Form 8-A (File No. 1-3613).
    *4(c)  -   Indenture, dated as of May 1, 1987 between SouthTrust Corporation and National Westminster Bank USA,
               which was filed as Exhibit 4(a) to SouthTrust Corporation's Registration Statement on Form S-3
               (Registration No. 33-13637).
    *4(d)  -   Subordinated Indenture, dated as of May 1, 1992, between SouthTrust Corporation and Chemical Bank, which was filed as Exhibit 4(b)(ii) to the Registration Statement on Form S-3 of SouthTrust
               Corporation (Registration No. 33-52717).
    *4(e)  -   Composite Restated Bylaws of SouthTrust Corporation, which was filed as Exhibit 4(e) to the
               Registration Statement on Form S-4 of SouthTrust Corporation (Registration No. 33-61557).
    *4(f)  -   Composite Restated Certificate of Incorporation of SouthTrust Corporation, which was filed as
               Exhibit 4(f) to the Registration Statement on Form S-4 of SouthTrust Corporation (Registration No.
               333-03547).
    *4(g)  -   Form of Senior Indenture which was filed as Exhibit 4(l)(i) to the Registration Statement on Form S-
               3 of SouthTrust Corporation (Registration No. 33-44857).
     5     -   Opinion of Bradley, Arant, Rose & White as to the legality of the securities being offered.
     23(a) -   Consent of Arthur Andersen LLP.
     23(b) -   Consent of Bradley, Arant, Rose & White (included in Exhibit 5).
     24    -   Powers of Attorney.


__________________________
* Incorporated by reference.


ITEM 9.    UNDERTAKINGS

           (a)   The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


           Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on August 28, 1996.


                                            SOUTHTRUST CORPORATION


                          By: /s/ Wallace D. Malone, Jr.
                              --------------------------------------------------
                                          Its Chairman of the Board of
                                Directors, Chief Executive Officer and President



         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.



             Signature                                            Title                            Date
             ---------                                            -----                            ----
         /s/ Wallace D. Malone, Jr.                     Chairman, Chief Executive           August 28, 1996
- -------------------------------------------            Officer, President, Director
           Wallace D. Malone, Jr.                     (Principal Executive Officer)


           /s/ Aubrey D. Barnard                         Secretary, Treasurer and           August 28, 1996
- -------------------------------------------               Controller (Principal
             Aubrey D. Barnard                                Accounting and
                                                            Financial Officer)


                                                                 Director
- -------------------------------------------
             H. Allen Franklin


                     *                                           Director                   August 28, 1996
- -------------------------------------------
               T. W. Mitchell


                     *                                           Director                   August 28, 1996
- -------------------------------------------
             William C. Hulsey


                     *                                           Director                   August 28, 1996
- -------------------------------------------
              John M. Bradford


                     *                                           Director                   August 28, 1996
- -------------------------------------------
         Wm. Kendrick Upchurch, Jr.



                                                                 Director
- -------------------------------------------
             Charles G. Taylor


                      *                                          Director                   August 28, 1996
- -------------------------------------------
           Allen J. Keesler, Jr.


                      *                                          Director                   August 28, 1996
- -------------------------------------------
              F. Crowder Falls


           /s/ William L. Prater                                                            August 28, 1996
- -------------------------------------------
             William L. Prater
            as Attorney-in-fact

                               INDEX TO EXHIBITS

                                                                                                     PAGE IN SEQUENTIALLY
EXHIBIT NUMBER                                  DESCRIPTION                                             NUMBERED FILING
- --------------                                  -----------                                           -------------------
    *4(a)    -    Certificate of Adoption of Resolutions designating Series A Junior
                  Participating Preferred Stock, adopted February 22, 1989, which was filed as Exhibit 1 to SouthTrust Corporation's Registration Statement
                  on Form 8-A (File No. 1-3613).
    *4(b)    -    Stockholder's Rights Agreement, dated as of February 22, 1989, between
                  SouthTrust Corporation and Mellon Bank, N.A., Rights Agent, which was filed as Exhibit 1 to SouthTrust Corporation's Registration Statement
                  on Form 8-A (File No. 1-3613)
    *4(c)    -    Indenture, dated as of May 1, 1987 between SouthTrust Corporation and
                  National Westminster Bank USA, which was filed as Exhibit 4(a) to
                  SouthTrust Corporation's Registration Statement on Form S-3
                  (Registration No. 33-13637).
    *4(d)    -    Subordinated Indenture, dated as of May 1, 1992, between SouthTrust
                  Corporation and Chemical Bank, which was filed as Exhibit 4(b)(ii)
                  to the Registration Statement on Form S-3 of SouthTrust Corporation
                  (Registration No. 33-52717).
    *4(e)    -    Composite Restated Bylaws of SouthTrust Corporation, which was filed as Exhibit 4(e) to the Registration Statement on Form S-4 of SouthTrust
                  Corporation (Registration No. 33-61557).
    *4(f)    -    Composite Restated Certificate of Incorporation of SouthTrust Corporation,
                  which was filed as Exhibit 4(f) to the Registration Statement on Form S-4
                  of SouthTrust Corporation (Registration No. 333-03547).
    *4(g)    -    Form of Senior Indenture which was filed as Exhibit 4(l)(i) to the
                  Registration Statement on Form S-3 of SouthTrust Corporation
                  (Registration No. 33-44857).
     5       -    Opinion of Bradley, Arant, Rose & White as to the legality of the securities being offered.
     23(a)   -    Consent of Arthur Andersen LLP.
     23(b)   -    Consent of Bradley, Arant, Rose & White (included in Exhibit 5).
     24      -    Powers of Attorney.

_________________
*  Incorporated by reference.